Exhibit 10.1

UNSECURED LOAN AGREEMENT BETWEEN

GD WELLNESS PTY LTD - ACN 115 411 704 (LENDER)

AND
ANSA GROUP LIMITED (BORROWER)

UNSECURED LOAN AGREEMENT

The date of this Loan Agreement is

PARTIES:

LENDER:	GD WELLNESS PTY LTD - ACN 115 411 704 of 23-25 MANGROVE LANE, TAREN POINT, NSW 2229

BORROWER:	Ansa Group Limited of
Flat C, 3/F, Wo Fung Building, On Lok Tsuen, 2 Yip Wo Street, Fanling, New Territories, Hong Kong

RECITALS:

A.	OFFER AND ACCEPTANCE OF LOAN: The Lender, at the request of Borrower, agrees to lend Monies to the Borrower for the purpose shown at Item 1 of Schedule One (the “Approved Purpose”), up to the amount shown at Item 2 of Schedule One (the “Monies”), at the Interest Rate shown at Item 3 of Schedule One (the “ Interest Rate”), on the Payment Terms shown at Item 4 of Schedule One (the “ Payment Terms”) in exchange for the Borrower’s Promises.

B.	BORROWER’S PROMISES: The Borrower promises to repay to the Lender the Monies, and to pay Interest and Other Amounts on the terms of the Operative Parts.

C.	The parties, by execution of this Agreement, consent to be bound by the terms of the Operative Parts.

OPERATIVE PARTS:

1.	The Loan Agreement

1.1	The Lender agrees to loan to the Borrower the Monies on the date shown in Item 5 of Schedule One (“Commencement Date”), in exchange for the “Borrower’s Promises.”

1.2	The Borrower acknowledges the “Borrower’s Promises” are consideration for the Lender’s Agreement.

1.3	The Lender acknowledges the “Lender’s Agreement” is relied upon by the Borrower.

2.	The Lender’s Agreement

2.1	The Lender agrees, in exchange for the Borrower’s Promises, that:

(a)	MONIES: The Lender will lend to the Borrower the Monies, which amount may be paid or delivered to the Borrower as a lump sum or as a Line of Credit (including an agreement by the Lender and Borrower to allow a redraw facility), at the request of the Borrower (subject to the Borrower not being in Default);

(b)	INTEREST : The Lender will charge the Interest on the Monies, or such of the Monies as shall be unpaid, on each Interest Period, until repaid in full. If the Borrower fails to pay Interest on or before a Due Date, then the Lender may at any time during the Loan Term, without prejudice to its other rights and remedies, add to the Monies any part of the Interest which is not paid on the Due Date;

(c)	OTHER AMOUNTS: The Lender will incur Enforcement Costs as are necessary for the undertaking of reasonable enforcement action in respect to a Default by the Borrower under this Agreement, which Costs shall be a debt due and payable on demand (the “Other Amounts”). The Lender shall be entitled to Interest on such of the Other Amounts which are not paid by the Due Date (being a Due Date not less than 14 (fourteen) days from notice given by the Borrower to the Borrower of the Other Amounts incurred);

(d)	PAYMENT TERMS: The Lender grants the Borrower the Payment Terms, and allows the Borrower to settle the payout of the Monies (including Other Amounts and Interest) prior to the expiry of the Loan Term without penalty; and

(e)	PURPOSE: The Lender permits the use of the Monies for the Approved Purpose.

3.	The Borrower’s Promises

3.1	The Borrower promises to the Lender, in exchange for the Lender’s Agreement, that:

(a)	MONIES: The Borrower will repay the Monies;

(b)	INTEREST: The Borrower will pay Interest on the Monies, or such of the Monies as shall be unpaid, on each Interest Period, until repaid in full;

(c)	OTHER AMOUNTS: The Borrower will, on demand by the Lender, pay to or as directed by the Lender and indemnify the Lender for the Lender’s Enforcement Costs incurred as a consequence of a Default by the Borrower under this Agreement (the “Other Amounts”). The Borrower will further pay the Interest on such of the Other Amounts demanded by the Lender, which are unpaid by the Due Date;

(d)	PAYMENT TERMS: The Borrower will repay the Monies and Interest in accordance with the Payment Terms; and

(e)	PURPOSE: The Borrower warrants that the borrowing is for the Approved Purpose.

4.	Amendments and Variations

4.1	The parties may from time to time consent to the amendment or variation of the Agreement, including an amendment or variation of any term, repayment structure and/or constituent part of the Agreement, provided such amendment or variation does not amount to a refinancing.

4.2	Any amendment or variation of the Agreement must be documented in writing.

5.	Default

5.1	A “Default” under this Agreement is as otherwise detailed in the Agreement and includes:

(a)	A failure of the Borrower to pay an instalment of such of the Monies, Interest and/or Other Amounts on a Due Date;

(b)	A failure of the Borrower to perform or observe a promise or provision of this Agreement;

(c)	A Borrower entering into an arrangement, reconstruction or composition with his/her/its creditors;

(d)	A receiver being appointed in respect to the affairs of a Borrower; and/or

(e)	A Borrower, being a natural person, dying or becoming incapable of managing his or her own affairs.

6.	Termination of the Agreement

6.1	The Agreement is subject to termination upon the happening of a Default and/or any one or more of the following, unless the Lender waives the right to termination:

(a)	the Borrower suffering an Insolvency Event; and/or

(b)	the Borrower breaching any of the Borrower’s Promises.

7.	Notices

7.1	Any notice of communication to or by a party to this Agreement:

(a)	may be given by personal service, post, facsimile or email;

(b)	must be in writing, legible and in English addressed to the parties;

(c)	in the case of a corporation, must be signed by an officer or under the common seal of the corporation;

(d)	is deemed to be given by the sender and received by the addressee:

(i)	if delivered in person, when delivered to the address;

(ii)	if posted, 2 (two) business days (or 6 (six) business days, if addressed outside Australia) after date of posting to the addressee whether delivered or not;

(iii)	if sent by facsimile transmission, on the date shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause; or

(iv)	if sent by email, on receipt of a reply email from the addressee confirming that the email has been delivered.

7.2	The parties consent to the use of electronic communications method, as prescribed by the Electronic Transactions Act 1999 (Cth), including but not limited to the use of digital signatures. The parties, for clarity, consent to the use of electronic transactions and digital signatures for purpose of executing this Agreement.

8.	General Matters

8.1	The Borrower shall pay the costs of drawing the Agreement.

8.2	With the exception of the costs of drawing the Agreement, each party shall bear its own costs in the review and execution of the Agreement, and ancillary documents.

8.3	The Agreement is governed and construed by the laws of the state shown in Item 6 of the Schedule (the “State”). The parties submit to the non-exclusive jurisdiction of the courts of the State in respect of any dispute arising under the Agreement or its implementation or enforcement.

8.4	This Agreement binds and benefits the parties and their respective successors and assigns.

8.5	A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Agreement does not operate as a waiver of the power or right. A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement. A waiver of a breach does not operate as a waiver of any other breach.

8.6	The parties acknowledge this Agreement is not subject to the National Consumer Credit Protection Act 2009 (Cth) as the Lender is not engaged in the business of providing credit.

8.7	SEVERABILITY: If any provision of this Agreement offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a)	where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature it must be read down to the extent necessary to achieve that result; and

(b)	in any other case the offending provision must be severed from this Agreement in which event the remaining provisions of the Agreement operate as if the severed provision had not been included.

8.8	ENTIRE AGREEMENT: The Agreement, including Schedule One, constitutes the entire agreement between the parties with respect to the subject matter of the loan agreement and supersedes all previous communications, representations, inducements, undertakings, agreements or arrangements between the parties.

8.9	FURTHER ASSURANCES: A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents which are reasonably necessary to give full effect to the Agreement.

8.10	DEFECTIVE EXECUTION: If there is any defect in the execution of this Agreement by any party, that party may re-execute or ratify the execution, which re-execution and/or ratification shall relate back to the original date of defective execution.

9.	DEFINITIONS AND INTERPRETATION

9.1	DEFINITIONS: In this Agreement unless the context otherwise requires:

“Agreement” is this Agreement, and includes any on-going or replacement loan facility of the original or any replacement loan facility.

“Commencement Date” is the date shown at Item 5 of Schedule One.

“Due Date” means the date on which an instalment of Monies, Interest and/or Other Amounts are required to be paid by the Borrower to the Lender.

“Enforcement Action” includes the issuing of letters of demands, legal proceedings, prosecution and defence of legal proceedings, entry of judgment, enforcement of judgment, issuance of warrants and writs, sale proceedings, bankruptcy and liquidation proceedings and any other commercially accepted mechanism of recovering Monies and/or property as a consequence of a Default of a party to settle a liquidated or non-liquidated debt.

“Enforcement Costs” includes all reasonable legal, mercantile and advisory costs, including court lodgement fees, bailiff fees, auctioneer fees, publication fees and other government fees, incurred in respect to Enforcement Action taken by the Lender, or an agent of the Lender, in respect to a Default of this Agreement.

“Loan Term” means the period shown in the Payment Terms of Item 4 of Schedule One.

“Interest Period” means each month of the loan, or part thereof. Interest shall compound if not paid each Interest Period, and be added to the Monies. Unless written consent is given by the Lender to the Borrower, the Interest shall be payable on each Interest Period to the Lender. A failure to do so constitutes a Default of the Agreement by the Borrower.

“Person” means an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association or any government agency.

9.2	INTERPRETATIONS: In this Agreement, unless the context otherwise requires:

(a)	a clause, annexure or schedule is a reference to a clause in or annexure of or schedule to this Agreement;

(b)	a document (including this Agreement) includes any variation or replacement of it;

(c)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)	the singular includes the plural and vice versa;

(e)	the word “including” when introducing a list of items does not exclude a reference to other items;

(f)	the word “includes” when introducing a term or definition does not exclude a reference to other items;

(g)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h)	Australian dollars, dollars, $A or AUD is a reference to the lawful currency of Australia;

(i)	an agreement, representation or warranty in favour of two or more persons is for the benefit to them jointly and each of them individually;

(j)	agreement, representation or warranty by two or more persons is for the benefit of them jointly and each of them individually;

(k)	headings are inserted for convenience and do not affect the interpretation of this Agreement; and

(l)	where words are capitalised their meaning is to be found in the Definitions.

Executed as an Agreement.

The Lender

GD WELLNESS PTY LTD - ACN 115 411 704 of 23-25 MANGROVE LANE, TAREN POINT, NSW 2229 by being signed by the persons authorised to sign on behalf of the company pursuant to section 127 of the Corporations Act 2001 (Cth):

/s/ Jieting Zhao	/s/ YinYing Lu
Jieting Zhao	YinYing Lu
Director	Director

Dated:	Dated: 10 March,2020

The Borrower

Ansa Group Limited of

Flat C, 3/F, Wo Fung Building, On Lok Tsuen, 2 Yip Wo Street, Fanling, New Territories, Hong Kong by being signed by the persons authorised to sign on behalf of the company pursuant to section 127 of the Corporations Act 2001 (Cth):

/s/ Jinyu Huang
Jinyu Huang
Sole Director

Dated: 10 March,2020

SCHEDULE ONE TERMS OF LOAN AGREEMENT

Item	Description	Terms
1	Approved Purpose	Undisclosed
2	Monies (Loan Amount)	$3,000,000
3	Interest Rate	The Interest Rate shall be: 0%
4	Repayment Terms	The Borrower shall pay to the Lender the Interest, Other Amounts and Monies in accordance with the following terms: At call
5	Commencement Date
6	State	NSW

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